UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2013

CytoDyn Inc.

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-49908

(SEC File Number)

75-3056237

(IRS Employer Identification No.)

5 Centerpointe Drive, Suite 400 Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(971) 204-0382

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 31, 2013, CytoDyn Inc. (the “Company”) issued $1,200,000 in unsecured convertible promissory notes (the “Notes”) to investors. The Notes bear simple interest at the annual rate of 5% payable on the maturity date or earlier date of repayment. The principal of each Note is due and payable in full on February 1, 2014; provided that each investor has the right to demand earlier repayment if the Company raises $3,000,000 or more in gross cash proceeds from the sale of equity securities after August 1, 2013. An investor’s request for repayment must be received by the Company within 15 calendar days after the disclosure of such equity financing in a report filed with the Securities and Exchange Commission. Conversion rights and the issuance of related warrants to purchase shares of the Company’s common stock are described under Item 3.02 below, which information is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On July 31, 2013, CytoDyn Inc. (the “Company”) sold a total of $1,200,000 in Notes in a private placement to seven individuals and one entity in exchange for cash in an equal amount. Each Note is convertible at the election of the holder into shares of common stock at a fixed conversion price of $0.65 per share. In the event of default in repayment of a Note, the Note conversion price will decrease by $0.10 per share, to a minimum of $0.35 per share, for each month that the default continues. Until October 1, 2013, each holder of a Note has the right to convert all, but not less than all, of the principal amount of the Note plus accrued but unpaid interest into Units consisting of two shares of common stock plus a warrant to purchase one share of common stock. Each Unit is valued at $1.30 for purposes of this conversion right. Each Unit warrant, if any, issued upon conversion of a Note will have an exercise price of $0.75 per share and will expire five years following issuance. Additional terms of the Notes are described under Item 2.03 above, which information is incorporated herein by reference.

In connection with the sale of the Notes, the Company issued warrants to the investors to purchase a total of 923,072 shares of common stock exercisable at a price of $0.50 per share which are currently exercisable in full and will expire on July 31, 2016.

We paid a cash fee of $120,000 to a registered broker-dealer who acted as placement agent with respect to the Notes and related warrants.

Each Note purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder in connection with the issuance of the Notes and warrants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CytoDyn Inc.

Dated: August 6, 2013	By:	/s/ Michael D. Mulholland
Michael D. Mulholland Chief Financial Officer